Exhibit 21

Sara Lee Corporation—Subsidiaries

Following is a list of active subsidiaries of the registrant. Subsidiaries that are inactive or exist solely to protect business names but do not conduct business have been omitted. The omitted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.

NAME OF SUBSIDIARY	PLACE OF FORMATION

United States Subsidiaries

GALLO SALAME, INC.	California
BRYAN FOODS, INC.	Delaware
COURTAULDS TEXTILES U.S., INC.	Delaware
EARTHGRAINS BAKING COMPANIES, INC.	Delaware
EARTHGRAINS INTERNATIONAL HOLDINGS, INC.	Delaware
EGBERT LLC	Delaware
EGR INTERNATIONAL, INC.	Delaware
EGR RESOURCES, INC.	Delaware
INTERNATIONAL AFFILIATES & INVESTMENT LLC	Delaware
SARA LEE - KIWI HOLDINGS, INC.	Delaware
SARA LEE BAKERY GROUP, INC.	Delaware
SARA LEE CHAMPION EUROPE, INC.	Delaware
SARA LEE DISTRIBUTION, LLC	Delaware
SARA LEE DIVERSIFIED, LLC	Delaware
SARA LEE EQUITY, L.L.C.	Delaware
SARA LEE FOODS, LLC	Delaware
SARA LEE FRENCH FUNDING COMPANY L.L.C	Delaware
SARA LEE FRENCH INVESTMENT COMPANY, L.L.C.	Delaware
SARA LEE GLOBAL FINANCE, L.L.C.	Delaware
SARA LEE INTERNATIONAL FINANCE CORPORATION	Delaware
SARA LEE INTERNATIONAL FUNDING COMPANY L.L.C.	Delaware
SARA LEE INTERNATIONAL LLC	Delaware
SARA LEE MEXICANA HOLDINGS INVESTMENT, L.L.C.	Delaware
SARA LEE REFRIGERATED DOUGH, LLC	Delaware
SARA LEE VERNON, LLC	Delaware
SARA LEE/DE US LLC	Delaware
SARAMAR, L.L.C.	Delaware
SOUTHERN FAMILY FOODS, L.L.C.	Delaware
WS REAL ESTATE, LLC	Delaware

NAME OF SUBSIDIARY	PLACE OF FORMATION

Foreign Subsidiaries

SARA LEE AUSTRALIA	Australia
INTRADAL PRODUKTIE BELGIUM NV	Belgium
CONOPLEX INSURANCE COMPANY LTD.	Bermuda
Sara Lee Foodservice Ltd.	Canada
TANA CANADA INCORPORATED/TANA CANADA INCORPOREE.	Canada
NUTRI-METICS INTERNATIONAL (GUANGZHOU) LTD.	China
BALIRNY DOUWE EGBERTS A.S.	Czech Republic
SARA LEE HELLAS A.E.	Greece
Sara Lee Holdings Hellas E.P.E.	Greece
SARA LEE HUNGARY KAVE ES TEA KERESKEDELMI KFT.	Hungary
SARA LEE HOUSEHOLD AND BODY CARE KENYA LTD.	Kenya
AGEPAL SARL	Luxembourg
SARA LEE COFFEE LUXEMBOURG S.a.r.L.	Luxembourg
SARA LEE SOUTH EAST ASIA SDN BHD	Malaysia
CONGELACION Y CONSERVACION DE ALIMENTOS, S. de R.L. de C.V.	Mexico
SARA LEE MEXICAN FUNDING, S. de R.L. de C.V.	Mexico
AVORY SHLAIN COSMETICS (NAMIBIA) PTY. LTD.	Namibia
BETKE HOLLANDSCHE CACAPRODUCTEN EXPORT MAATSCHAPPIJ B.V.	Netherlands
COOPERATIEVE SARA LEE HOUSEHOLD AND BODY CARE FINANCE U.A.	Netherlands
SARA LEE EXPORT B.V.	Netherlands
SARA LEE INVESTMENTS GREECE B.V.	Netherlands
CAITLIN FINANCIAL CORPORATION N.V.	Netherlands Antilles
South African Gossard (Proprietary) Limited	South Africa
GODREJ SARA LEE LANKA PVT. LTD.	Sri Lanka
SARA LEE HOUSEHOLD AND BODY CARE (TURKEY), REP. OFFICE	Turkey
SARA LEE HOUSEHOLD AND BODY CARE ZIMBABWE PTE LTD.	Zimbabwe
Sara Lee Food & Beverage (Australia) Pty Ltd	Australia
Sara Lee Foodservice (Australia) Pty. Ltd.	Australia
Sara Lee Household and Body Care (Australia) Pty Ltd	Australia
Sara Lee Household and Body Care Österreich GmbH	Austria
Jacqmotte NV (in liq)	Belgium
Sara Lee Coffee & Tea Belgium NV	Belgium
Sara Lee Finance Belgium BVBA	Belgium
Sara Lee Household and Body Care Belgium NV/SA	Belgium
Sara Lee/DE Immo N.V.	Belgium
Warme Winter Chaleur d’Hiver vzw	Belgium
Sara Lee Cafés do Brasil Ltda	Brazil
Fujian Sara Lee Consumer Products Co Ltd	China
Kiwi Brands (Tianjin) Company Ltd.	China

NAME OF SUBSIDIARY	PLACE OF FORMATION
Sara Lee (China) Trading Company Limited	China
Sara Lee Czech Republic, a.s.	Czech Republic
Courtaulds Textiles Holding SAS	France
DA+ S.A.S.	France
DEF Finance SNC	France
DEF Holding SNC	France
Euroraulet SAS	France
Kiwi Holding SNC	France
Maison du Café Coffee Systems France SNC	France
Sara Lee Coffee & Tea France SNC	France
Sara Lee France Finance SAS	France
Sara Lee Household and Body Care France SNC	France
Sara Lee/DE France S.A.S.	France
Allsohl GmbH	Germany
Coffenco International GmbH	Germany
Iscal GmbH	Germany
Jensen & Graf Kaffeespezialitäten GmbH	Germany
Justepas GmbH	Germany
Meltonian GmbH	Germany
Sara Lee Coffee & Tea Germany GmbH	Germany
Sara Lee Deutschland GmbH	Germany
Sara Lee Foods Germany GmbH	Germany
Sara Lee Germany GmbH	Germany
Sara Lee Household and Body Care ZN der Sara Lee Deutschland GmbH	Germany
Sara Lee/DE Holding GmbH	Germany
Yourstep GmbH	Germany
Sara Lee Coffee and Tea Hellas SA	Greece
Sara Lee Hellas -Industrial and Commercial Single Person Limited Liability Company of Consumer Goods	Greece
Sara Lee Holdings Participation Limited Liability Company (Hellas Holdings)	Greece
Sara Lee Hong Kong Ltd.	Hong Kong
Sara Lee Hungary Manufacturing and Trading Closed Company Ltd.	Hungary
SARA LEE KAVE ES TEA ELELMIEZER FELDOLGOZO, CSOMAGOLO, KERESKEDELMI RT	Hungary
Godrej Sara Lee Ltd	India
PT Premier Ventures Indonesia	Indonesia
PT Sara Lee Body Care Indonesia Tbk	Indonesia
PT Sara Lee Household Indonesia	Indonesia
PT Sara Lee Indonesia	Indonesia
PT Sara Lee Trading Indonesia	Indonesia
Linnyshaw Insurance Limited	Isle Of Man
Eurodough Italia Srl	Italy

NAME OF SUBSIDIARY	PLACE OF FORMATION
Sara Lee Branded Apparel Italia Srl	Italy
Sara Lee Household and Body Care Italy SpA	Italy
Sara Lee Japan Ltd	Japan
Sara Lee Kenya Ltd.	Kenya
Sara Lee Finance Luxembourg SARL	Luxembourg
Sara Lee Holdings Luxembourg Sarl	Luxembourg
Homesafe Products (M) Sdn Bhd	Malaysia
Kiwi Manufacturing SDN BHD	Malaysia
Sara Lee Malaysia SDN BHD	Malaysia
Administradora de Marcas Fuller S. de R.L. de C.V.	Mexico
DECS Global Network Mexicana, SA de CV	Mexico
DECS International Mexico, SA de CV	Mexico
Mexican Traders, SA de CV	Mexico
Sara Lee Household and Body Care de Mexico, SA de CV	Mexico
Douwe Egberts Coffee Systems Global Network BV	Netherlands
Earthgrains European Investments BV	Netherlands
Koninklijke Douwe Egberts BV	Netherlands
Vereninging Bedrijfsbrandweer Douwe Egberts Utrecht	Netherlands
Codef Financial Services CV	Netherlands Antilles
Sara Lee/DE Antilles NV	Netherlands Antilles
Sara Lee/DE Finance (Antilles) NV	Netherlands Antilles
Sara Lee/DE Investments (Antilles) NV	Netherlands Antilles
Sara Lee New Zealand Limited	New Zealand
Kaffehuset Friele A/S	Norway
Cavite Horizons Holdings, Inc.	Philippines
Cavite Horizons Land, Inc.	Philippines
Metrolab Industries, Inc.	Philippines
Sara Lee Philippines, Inc	Philippines
BAMA Polska Sp. z.o.o.	Poland
Prima - Sara Lee Coffee and Tea Poland S.A.	Poland
Bimbo Produtos Alimentares, Sociedade Unipessoal Limitada	Portugal
Douwe Egberts (Portugal)- Produtos Alimentares Lda	Portugal
Sara Lee Household and Body Care Portugal, Produtos de Consumo Lda	Portugal
Sara Lee (South Africa) Pty Ltd	South Africa
Bimbo, S.A.	Spain
Bimbo-Martínez Comercial, S.L.	Spain
Catdes, S.A.	Spain
Pimad, S.A.	Spain
Sara Lee Bakery Iberia Corporativa, S.L.	Spain
Sara Lee Bakery Iberian Investments, S.L.	Spain

NAME OF SUBSIDIARY	PLACE OF FORMATION
Sara Lee Finance Spain S.L.	Spain
Sara Lee Iberia, S.L.	Spain
Sara Lee Southern Europe, SL	Spain
Opus Health Care AB	Sweden
Sara Lee Household & Body Care Sverige AB	Sweden
Decotrade AG	Switzerland
Kiwi (Thailand) Ltd	Thailand
Sara Lee (Thailand) Ltd	Thailand
Sara Lee Coffee & Tea (Thailand) Limited	Thailand
Aris Isotoner UK	United Kingdom
Coffee Complete	United Kingdom
Courtaulds Textiles (Holdings) Limited	United Kingdom
Courtaulds Textiles Limited	United Kingdom
Douwe Egberts Coffee Systems Ltd, UK	United Kingdom
Import Foods Sara Lee Limited	United Kingdom
Kiwi (EA) Limited	United Kingdom
Sara Lee (UK Investments) Limited	United Kingdom
Sara Lee Acquisition Limited	United Kingdom
Sara Lee Coffee & Tea UK Ltd	United Kingdom
Sara Lee Finance UK	United Kingdom
Sara Lee Household & Body Care UK Limited	United Kingdom
Sara Lee Investments	United Kingdom
Sara Lee UK Finance Ltd	United Kingdom
Sara Lee UK Holdings Limited	United Kingdom
Sara Lee UK Pension Trustee Limited	United Kingdom
Sara Lee/DE Holdings Limited	United Kingdom
Throgmorton UK Limited	United Kingdom
Zambesi Finance	United Kingdom